EXHIBIT 4

VOTING AND SUPPORT AGREEMENT

OF

FLAGSTAR FINANCIAL, INC.

AND

LIBERTY STRATEGIC CAPITAL (CEN) HOLDINGS, LLC

This Voting and Support Agreement, dated as of August 22, 2025 (the “Agreement”), is entered into by and among Flagstar Financial, Inc., a Delaware corporation (the “Company”) and Liberty Strategic Capital (CEN) Holdings, LLC (the “Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company is undertaking a restructuring in which, among other things, (i) the Company would convert from a Delaware corporation into Flagstar Financial, Federal Savings Association, an interim federal savings association chartered by the Office of the Comptroller of the Currency (the “Conversion”), and (ii) the Company would merge with and into Flagstar Bank, National Association (“FBNA”), resulting in FBNA becoming a publicly-traded national bank (the “Merger” and together with the Conversion, in each case, as described in the Company’s Preliminary Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 8, 2025, the “Transactions”);

WHEREAS, in its meeting on July 16, 2025, the Board adopted and declared advisable the Agreement and Plan of Merger, dated as of July 24, 2025, by and between the Company and FBNA, in connection with the Merger (as in effect on the date hereof and without giving effect to any modification, waiver or amendment thereto from and after the date hereof, the “Merger Agreement”);

WHEREAS, the Board will call a meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) for the purpose of approving the Transactions (the “Stockholder Meeting”);

WHEREAS, the Holder is the Beneficial Owner (as defined below) of Company Common Stock (the “Shares”); and

WHEREAS, the Holder is willing, subject to the limitations herein, to vote any Shares held as of the record date related to the Stockholder Meeting in a manner so as to facilitate the consummation of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

1.1 Definitions.

(a)  “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

(b) “Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

ARTICLE II

AGREEMENT TO VOTE

2.1 Agreement to Vote. Prior to the Effective Time, the Holder irrevocably and unconditionally agrees that it shall, at the Stockholder Meeting, however called, appear at such meeting or otherwise cause any Shares held as of the related record date to be counted as present at such meeting for purposes of establishing a quorum and vote, and cause to be voted at such meeting, all Shares it then owns, if any, and is entitled to vote as of the record date for such Stockholder Meeting:

(a) in favor of the Transactions;

(b)   in favor of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Transactions, or any other matter proposed by the Company that is reasonably necessary to be approved by the holders of Company Common Stock to facilitate the consummation of the transactions contemplated by the Merger Agreement;

(c)  in favor of any other matter proposed by the Company that is reasonably necessary to be approved by the holders of Company Common Stock to facilitate the consummation of the transactions contemplated by the Merger Agreement; and

(d)  against (i) any action or agreement that would reasonably be expected to result in any condition to the consummation of the transactions set forth in the Merger Agreement not being fulfilled; and (ii) any other action that would reasonably be expected to materially impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement. If the Holder is the Beneficial Owner, but not the holder of record, of any Shares, such Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Shares, if any, held as of the applicable record date in accordance with this Section 2.1.

Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Shares with respect to any matter other than as set forth in Section 2.1(a), Section 2.1(b), Section 2.1(c), Section 2.1(d) and Section 2.1(e) in any manner such Holder deems appropriate, including in connection with the election of directors of the Company. For the avoidance of doubt, the agreement to vote as set forth in this Article II only

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pertains to the Shares, if any, held by the Holder as of the record date related to the Stockholder Meeting.

ARTICLE III

ADDITIONAL AGREEMENTS

3.1 Further Assurances. The Holder agrees that from and after the date of this Agreement and until the Effective Time, the Holder shall take no action that would reasonably be likely to adversely affect or delay the ability to perform its covenants and agreements under this Agreement.

3.2 No Transfer Restrictions. For the avoidance of doubt, nothing herein restricts or conditions the ability of the Holder to transfer, sell or otherwise dispose of all or any portion of its Shares.

3.3 Fiduciary Duties. The Holder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Shares, and nothing herein is intended to or shall limit or affect any actions taken by such Holder serving in his or her capacity as a director of the Company or FBNA. The taking of any actions (or failures to act) by such Holder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties.

(a)   The Holder hereby represents and warrants as follows:

i.               No Violation. The execution, delivery and performance by such Holder of this Agreement will not (i) violate any provision of any law applicable to such Holder; (ii) violate any order, judgment or decree applicable to such Holder or any of its affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Holder or any of its affiliates is a party or any term or condition of its organizational documents (if any), except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on such Holder’s ability to satisfy its obligations hereunder.

ii.               Consents and Approvals. The execution and delivery by such Holder of this Agreement does not, and the performance of such Holder’s obligations hereunder do not, require such Holder or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or governmental body, except such consents, approvals, authorizations, permits and notifications as may be required under the Exchange Act or as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on such Holder’s ability to satisfy its obligations hereunder.

iii.               Absence of Litigation. To the knowledge of such Holder, as of the date of this Agreement, there is no action pending against, or threatened in writing against such Holder that would prevent the performance by such Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

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iv.               Absence of Other Voting Agreements. None of the Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Shares is subject to any pledge agreement pursuant to which such Holder does not retain sole and exclusive voting rights with respect to the Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

(b)  The Company hereby represents and warrants as follows:

i.               No Violation. The execution, delivery and performance by the Company of this Agreement will not (i) violate any provision of any law applicable to the Company; (ii) violate any order, judgment or decree applicable to the Company or any of its affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Company or any of its affiliates is a party or any term or condition of its organizational documents (if any), except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company’s ability to satisfy its obligations hereunder.

ii.               Consents and Approvals. The execution and delivery by the Company of this Agreement does not, and the performance of the Company’s obligations hereunder do not, require the Company or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or governmental body, except such consents, approvals, authorizations, permits and notifications as may be required under the Exchange Act or as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company’s ability to satisfy its obligations hereunder.

iii.               Absence of Litigation. To the knowledge of the Company, as of the date of this Agreement, there is no action pending against, or threatened in writing against the Company that would prevent the performance by the Company of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Transactions, on a timely basis.

iv.               Most-Favored Nation. The Company has not entered into a voting and support agreement covering the matters set forth herein with any other stockholder of the Company that contains more favorable terms for the stockholder than the rights set forth herein and it will not enter into any such agreement with more favorable terms without first offering the more favorable terms to the Holder.

ARTICLE VI

MISCELLANEOUS

5.1 Termination. This Agreement shall terminate on the Effective Time or, if earlier, the termination of the Merger Agreement.

5.2 Amendment; Waiver.

(a)	This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties.
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(b)	No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in any other instances. No failure by any party to exercise, and no delay by any party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

5.3 Counterparts; Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party acknowledges that it and the other parties may execute this Agreement by facsimile or “pdf.” signature. Each party expressly adopts and confirms each such facsimile or “pdf.” signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually, and agrees that at the reasonable request of the other parties at any time it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

5.4 Assignment and Binding Effect. No party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties, and any such attempted assignment, delegation or transfer shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, permitted transferees and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party hereto or any of their Affiliates and no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other party hereto.

5.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the parties with respect to such subject matter. No agreements or understandings with respect to the subject matter hereof exist among the parties other than those set forth or referred to herein or therein.

5.6 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties. In the event the parties are not able to agree, such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration.

5.7 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

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5.8 Governing Law; Venue; Waiver of Jury Trial.

(a)	THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(b)	EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR RESULTING FROM THIS AGREEMENT, OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.
(c)	THE PARTIES HEREBY AGREE THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER RELATING TO, ARISING OUT OF OR RESULTING FROM OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR IF SUCH COURT DOES NOT HAVE JURISDICTION, IN ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE ONLY, AND THAT ANY CAUSE OF ACTION RELATING TO, ARISING OUT OF OR RESULTING FROM THIS AGREEMENT SHALL BE DEEMED TO HAVE ARISEN FROM A TRANSACTION OF BUSINESS IN THE STATE OF DELAWARE. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING THAT IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH ACTION MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(d)	Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in such other manner as may be permitted by law.
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5.9 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the persons or entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equity holder, affiliate, agent, attorney, advisor, consultant or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more party under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

5.10 Injunctive Relief. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 6.1, it is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 5.10, this being in addition to any other remedy to which they are entitled under the terms of this Agreement under applicable law or in equity. Each party accordingly agrees that (a) the non- breaching party will be entitled to seek injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement and will not plead in defense thereto that there are adequate remedies under applicable Law, all in accordance with the terms of this Section 5.10. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.11 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest the Company any direct or indirect ownership or incidence of ownership with respect to, or the ability to vote, the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Holder, and the Company shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Holder or exercise any power or authority to direct the Holder in the voting or disposition of any Shares, except as otherwise expressly provided herein.

5.12 Disclosure.

(a)	The Holder consents to and authorizes the publication and disclosure by the Company of such Holder’s identity and holding of Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, proxy statement, and any other disclosure document required in connection with the Merger Agreement, and the transactions contemplated thereby.
(b)	The Company hereby agrees and acknowledges that the Company has not delivered to the Holder any material, nonpublic information of the Company or any of its subsidiaries and that the
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transaction contemplated by this Agreement does not constitute material, nonpublic information of the Company or any of its subsidiaries and that the Holder is not subject to any confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Holder or any of the Holder's Affiliates, on the other hand. The Company understands and confirms that the Holder and its Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the date first above written.

FLAGSTAR FINANCIAL, INC.

By:	/s/ Joseph M. Otting
Name:	Joseph M. Otting
Title:	Executive Chairman, President and Chief Executive Officer

LIBERTY STRATEGIC CAPITAL (CEN) HOLDINGS, LLC

By:	/s/ Jesse Burwell
Name:	Jesse Burwell
Title:	Treasurer, Chief Financial Officer, Senior Managing Director and Chief Compliance Officer